WESTERN ASSET MORTGAGE OPPORTUNITY FUND INC.

COMMON SHARES

CAPITAL ON DEMAND™

SALES AGREEMENT

April 20, 2020

JONESTRADING INSTITUTIONAL SERVICES LLC

757 Third Avenue, 23rd Floor

New York, NY 10017

Ladies and Gentlemen:

Western Asset Mortgage Opportunity Fund Inc., a Maryland corporation (the “Fund”), Legg Mason Partners Fund Advisor, LLC, a Delaware limited liability company (the “Manager”) and Western Asset Management Company LLC, a California limited liability company (the “Subadviser”) confirm their agreement (this “Agreement”) with JonesTrading Institutional Services LLC (“Jones”), as follows:

1.

Issuance and Sale of Shares.  The Fund agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through Jones, acting as agent and/or principal, the Fund’s common shares, par value $0.001 per share (the “Shares”) having an aggregate offering price of up to $50,000,000.  Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 on the number of Shares issued and sold under this Agreement shall be the sole responsibility of the Fund, and Jones shall have no obligation in connection with such compliance.  The issuance and sale of Shares through Jones will be effected pursuant to the Registration Statement (as defined below) filed by the Fund and declared effective by the Securities and Exchange Commission (the “Commission”).

The Fund has entered into a Management Agreement with the Manager dated as of February 11, 2010, and renewed on November 13, 2019, a Custodian Services Agreement with The Bank of New York Mellon, dated as of January 1, 2018, as amended, and a Transfer Agency and Services Agreement between the Fund, Computershare Inc. and Computershare Trust Company, N.A, dated as of March 14, 2016, and such agreements are herein referred to as the “Management Agreement,” the “Custodian Agreement,” and the “Transfer Agency Agreement,” respectively. Collectively, the Management Agreement, the Custodian Agreement and the Transfer Agency Agreement are herein referred to as the “Fund Agreements.” The Manager has entered into a Subadvisory Agreement with the Subadviser dated February 11, 2010 (the “Subadvisory Agreement”) and the Subadviser has entered into a Subadvisory Agreement (the “Non-U.S. Subadvisory Agreement”, together with the Subadvisory Agreement, the “Subadvisory Agreements”) with Western Asset Management Company Limited, a corporation organized under the laws of England and Wales (the “Non-U.S. Subadviser”, together with the Subadvisor, the “Subadvisers”), dated February 11, 2010. In addition, the Fund has adopted a dividend reinvestment plan (the “Dividend Reinvestment Plan”) pursuant to which holders of shares of the Fund’s common stock shall have their dividends automatically reinvested in additional shares of common stock of the Fund unless they elect to receive such dividends in cash.

The Fund has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”) and the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Investment Company Act”), with the Commission a registration statement on Form N-2 (File Nos.  333-236154 and 811-22369) (the “Original Registration Statement”), including a base prospectus (“Basic Prospectus”), with respect to the Shares.  The Fund shall prepare one or more supplements relating to the Shares (collectively, the “Prospectus Supplement”) to the Basic Prospectus, to be filed with the Commission pursuant to Rule 497 under the Securities Act.  The Fund shall furnish to Jones, for use by Jones, copies of the Basic Prospectus, as supplemented by the Prospectus Supplement, relating to the Shares.  Except where the context otherwise requires, the Original Registration Statement, as amended when it became effective, including all documents filed as part thereof and incorporated by reference therein, and including any information contained in a Prospectus Supplement subsequently filed with the Commission pursuant to Rule 497 under the Securities Act is herein called the “Registration Statement.” The Basic Prospectus, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Fund with the Commission pursuant to Rule 497 under the Securities Act, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, the Prospectus, or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System (“EDGAR”). For purposes of this Agreement, all references to the Registration Statement, unless otherwise noted and except as the context otherwise requires, should be deemed to include any and all amendments thereto filed with the Commission.

2.

Placements.  Each time that the Fund wishes to issue and sell Shares hereunder (each, a “Placement”), it will notify Jones by e-mail notice (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires the Shares to be sold, which shall, at a minimum, include the number of Shares to be issued (the “Placement Shares”), the time period during which sales are requested to be made, any limitation on the number of Placement Shares that may be sold in any one day and any minimum price below which sales may not be made (a “Placement Notice”), a form of which, containing such minimum sales parameters necessary, is attached hereto as Schedule 1.  The Placement Notice shall originate from any of the individuals from the Fund set forth on Schedule 3 (with a copy to each of the other individuals from the Fund listed on such schedule), and shall be addressed to each of the individuals from Jones set forth on Schedule 3, as such Schedule 3 may be amended from time to time.  The Placement Notice shall be effective upon receipt by Jones unless and until (i) in accordance with the notice requirement set forth in Section 4 and within one business day of its receipt of the Placement Notice, Jones declines to accept the terms contained therein for any reason, in its sole discretion, (ii) the entire amount of the Placement Shares have been sold, (iii) in accordance with the notice requirements set forth in Section 4, the Fund suspends or terminates the Placement Notice, (iv) the Fund issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, or (v) the Agreement has been terminated under the provisions of Section 11.  The amount of any discount, commission or other compensation to be paid by the Fund to Jones in connection with the sale of the Placement Shares shall be calculated in accordance with the terms set forth in Schedule 2.  It is expressly acknowledged and agreed that neither the Fund nor Jones will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Fund delivers a Placement Notice to Jones and Jones does not decline, within the time period specified above, such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein.  In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.

3.

Sale of Placement Shares by Jones.  Subject to the terms and conditions herein set forth, upon the Fund’s issuance of a Placement Notice, and unless the sale of the Placement Shares described therein has been declined, suspended or otherwise terminated in accordance with the terms of this Agreement, Jones, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares up to the amount specified, and otherwise in accordance with the terms of such Placement Notice.  Jones will provide written confirmation to the Fund no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the compensation payable by the Fund with respect to such sales, with an itemization of deductions made by Jones (as set forth in Section 5(a)) from the gross proceeds that it receives from such sales, and the Net Proceeds (as defined below) payable to the Fund.  The Fund and the Manager each acknowledge that Jones intends to sell the Placement Shares in privately negotiated transactions and/or any other method permitted by law, including sales made directly on the New York Stock Exchange (the “Exchange”), the then-existing trading market for the Shares or sales made to or through a market maker or through an electronic communications network, or in any other manner that may be deemed to be an “at-the-market” offering as defined in Rule 415 under the Securities Act, in each case at or above the then-current net asset value of the Fund’s common shares, exclusive of any distributing commission or discount, in accordance with Section 23(b) of the Investment Company Act.  To the extent that Jones acts as the Fund’s agent with respect to any such sale, Jones covenants that it will comply with all prospectus delivery requirements imposed under applicable federal and state securities laws.  The Fund and the Manager each acknowledge and agree that (i) there can be no assurance that Jones will be successful in selling Placement Shares, and (ii) Jones will not incur any liability or obligation to the Fund, the Manager, the Subadviser or any other person or entity if it does not sell Placement Shares for any reason other than a failure by Jones to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares as required under this Section 3.  For the purposes hereof, “Trading Day” means any day on which Shares are purchased and sold on the principal exchange or market on which the Shares are listed or quoted.

4.

Suspension of Sales.  The Fund or Jones may, upon notice to the other party in writing (including by e-mail correspondence to all of the individuals of the other party set forth on Schedule 3 or by telephone (confirmed immediately by verifiable facsimile transmission or e‑mail correspondence to all of the individuals of the other party set forth on Schedule 3)), suspend or refuse to undertake any sale of Placement Shares; provided, however, that such suspension or refusal shall not affect or impair either party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice.  Each of the parties hereto agrees that no such notice shall be effective against the other unless it is made to the individuals named on Schedule 3 hereto in accordance with this Section 4, as such Schedule may be amended from time to time.

5.	Settlement.
(a)

Settlement of Placement Shares.  Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the second (2[n]d) Business Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”).  The amount of proceeds to be delivered to the Fund on a Settlement Date against the receipt of the Placement Shares sold (the “Net Proceeds”) will be equal to the aggregate sales price at which such Placement Shares were sold, after deduction for (i) Jones’s commission, discount or other compensation for such sales payable by the Fund pursuant to Section 2 hereof, (ii) Reimbursable Amounts (as defined herein), (iii) any other amounts due and payable by the Fund to Jones hereunder pursuant to Section 7(e) hereof, and (iv) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(b)

Delivery of Shares.  On or before each Settlement Date, the Fund will, or will cause its transfer agent to, electronically transfer the Placement Shares being sold by crediting Jones’s or its designee’s account at The Depository Trust Company through its Deposit and Withdrawal at Custodian (“DWAC”) System or by such other means of delivery as may be mutually agreed upon by the parties hereto and, upon receipt of such Placement Shares, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form, Jones will deliver the related Net Proceeds in same day funds to an account designated by the Fund prior to the Settlement Date.  The Fund agrees that if the Fund defaults on its obligation to deliver Placement Shares on a Settlement Date, the Fund and the Manager each agree that, in addition to and in no way limiting the rights and obligations set forth in Section 9(a) hereto, it will (i) hold Jones harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Fund and (ii) pay to Jones any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

6.	Representations and Warranties of the Fund, the Manager and the Subadviser.
(a)

Representations and Warranties by the Fund and the Manager.  The Fund and the Manager, jointly and severally, represent and warrant to and agree with Jones as of the date hereof, as of each Representation Date (as defined in Section 7(j) below) and as of the time of each sale of Placement Shares pursuant to the Agreement (the “Applicable Time”) as follows:

(1)

The Registration Statement has been declared effective by the Commission under the Securities Act.  Each Prospectus included as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto or filed pursuant to Rule 497 under the Securities Act complied when so filed in all material respects with the provisions of the Securities Act and the Investment Company Act. The Commission has not issued any order preventing or suspending the use of the Prospectus or the effectiveness of the Registration Statement and no proceedings for such purpose have been instituted or, to the knowledge of the Fund, are contemplated by the Commission.

(2)

(A) The Registration Statement in the form in which it became effective and also in such form as it may be when any post-effective amendment thereto shall become effective and as of the date hereof, as of each Applicable Time and as of each Settlement Date, and (B) the Prospectus and any amendment or supplement thereto when filed with the Commission pursuant to Rule 497 under the Securities Act and  as of the date hereof, as of each Applicable Time and as of each Settlement Date, complied or will comply in all material respects with the provisions of the Securities Act and the Investment Company Act, and each of the Registration Statement and the Prospectus did not or will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading; except that this representation and warranty does not apply to statements in or omissions from the Registration Statement and the Prospectus made in reliance upon and in conformity with information relating to Jones furnished to the Fund in writing by or on behalf of Jones expressly for use therein.

(3)

The Fund has been duly organized and is validly existing in good standing as a corporation under the laws of Maryland, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and is duly qualified to do business and is in good standing under the laws of each jurisdiction which requires such qualification except where the failure to so register or qualify does not have a material adverse change in the condition (financial or otherwise), business prospects, earnings, business or properties of the Fund, whether or not arising from transactions in the ordinary course of business (a “Fund Material Adverse Effect”). The Fund has no subsidiaries.

(4)

The Fund’s authorized equity capitalization is as set forth in the Registration Statement and the Prospectus; the capital stock of the Fund conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus; all outstanding shares of the Fund’s common stock have been duly and validly authorized and issued and are fully paid and nonassessable; the Placement Shares have been duly and validly authorized, and, when issued and delivered against payment therefor pursuant to this Agreement, will be validly issued and fully paid and nonassessable; the Placement Shares are duly listed, and admitted and authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution, on the Exchange; the certificates, if any, for the Placement Shares are in valid and sufficient form; the holders of outstanding shares of the Fund’s common stock are not entitled to preemptive or other rights to subscribe for the Placement Shares; and, except as set forth in the Registration Statement or the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Fund are outstanding.

(5)	The Fund’s registration statement on Form 8−A under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”) has become effective.
(6)

The Fund, subject to the Registration Statement having been declared effective and the filing of the Prospectus under Rule 497, has taken all required action under the Securities Act, the Investment Company Act and the Exchange Act to make the public offering and consummate the sale of the Placement Shares as contemplated by this Agreement.

(7)

There are no agreements, contracts, indentures, leases, permits or other instruments, that are required to be described in the Registration Statement or the Prospectus, or to be filed as an exhibit to the Registration Statement, which are not described or filed as required; the statements in the Registration Statement and the Prospectus on the inside front cover and under the headings “Prospectus Summary,” “The Fund’s Investments,” “Leverage,” “Risks,” “Management of the Fund,” “Dividend Reinvestment Plan,” “Description of Shares,” “Certain Provisions in the Charter and Bylaws,” “Certain United States Federal Income Tax Considerations” and “Investment Policies and Techniques,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects.

(8)

The Fund has full corporate power and authority to enter into this Agreement and the Fund Agreements; the execution and delivery of, and the performance by the Fund of its obligations under, this Agreement and the Fund Agreements have been duly authorized by the Fund and this Agreement and the Fund Agreements have been duly executed and delivered by the Fund.

(9)

The Fund is duly registered under the Investment Company Act as a closed−end, non−diversified, management investment company and the Fund’s notification of registration as an investment company under the Investment Company Act on Form N-8A, as amended from time to time (the “Investment Company Act Notification”) has been duly filed with the Commission. The Fund has not received any notice from the Commission pursuant to Section 8(e) of the Investment Company Act with respect to the Investment Company Act Notification or the Registration Statement.

(10)

Other than as provided in Section 6(a)(6) above, no consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein or in the Fund Agreements, except such as have been made or obtained under the Securities Act, the Exchange Act, the Advisers Act of 1940, as amended, and the rules and regulations thereunder (the “Advisers Act”), the Investment Company Act, the rules and regulations of FINRA and the Exchange, and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Placement Shares in the manner contemplated herein and in the Registration Statement and the Prospectus.

(11)

Neither the issuance and sale of the Placement Shares, the execution, delivery or performance of this Agreement or any of the Fund Agreements, nor the consummation of the transactions herein or therein contemplated, nor the fulfillment of the terms hereof or thereof or the adoption of the Dividend Reinvestment Plan, conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Fund pursuant to, (i) the charter and bylaws of the Fund, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Fund is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Fund of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Fund or any of its properties except, in the case of (ii) and (iii) above, where such a conflict, breach, violation or imposition would not reasonably be expected to have a Fund Material Adverse Effect.

(12)	No holders of securities of the Fund have rights to the registration of such securities under the Registration Statement.
(13)

The financial statements, together with related schedules and notes, included or incorporated by reference in the Registration Statement and the Prospectus present fairly, in all material respects, the financial condition, results of operations and cash flows of the Fund as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Securities Act and the Investment Company Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein); and the other financial and statistical information and data included in the Registration Statement and the Prospectus are accurately derived from such financial statements and the books and records of the Fund.

(14)

No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Fund or its property is pending or, to the knowledge of the Fund, threatened that (i) would reasonably be expected to have a material adverse effect on the Fund’s performance of this Agreement or the consummation of any of the transactions herein contemplated or (ii) would reasonably be expected to have a Fund Material Adverse Effect, except as set forth in or contemplated in the Registration Statement and the Prospectus.

(15)	The Fund owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.
(16)

The Fund is not in violation or default of any provision of its charter or bylaws or (i) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject or (ii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Fund or any of its properties, except in the case of (i) and (ii) above, where such a violation or default would not reasonably be expected to have a Fund Material Adverse Effect.

(17)

Since the date as of which information is given in the Prospectus, except as otherwise stated therein, (i) there has been no material adverse change in the condition (financial or otherwise), business prospects, earnings, business or properties of the Fund (other than as a result of a change in the financial markets generally), whether or not arising from transactions in the ordinary course of business, (ii) there have been no transactions entered into by the Fund which are material to the Fund other than those in the ordinary course of its business as described in the Registration Statement and the Prospectus and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Fund on any class of its capital stock.

(18)

PricewaterhouseCoopers LLP, who have audited the financial statements of the Fund and delivered their report with respect to the audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus, is an independent registered public accounting firm with respect to the Fund within the meaning of the Securities Act, the Investment Company Act.

(19)

The Fund has not distributed and, prior to the completion of the distribution of the Placement Shares, will not distribute any offering material in connection with the offering and sale of the Placement Shares other than the Registration Statement, the Prospectus or other materials filed by the Fund with the Commission pursuant to the Securities Act and/or the Investment Company Act, including Reports (as defined herein).

(20)

The Fund is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged and which the Fund deems adequate; all policies of insurance insuring the Fund or its business, assets, employees, officers and directors, including the Fund’s directors and officers errors and omissions insurance policy and its fidelity bond required by Rule 17g−1 under the Investment Company Act, are in full force and effect; the Fund is in compliance with the terms of such policy and fidelity bond in all material respects; and there are no claims by the Fund under any such policy or fidelity bond as to which any insurance company is denying liability or defending under a reservation of rights clause; the Fund has not been refused any insurance coverage sought or applied for; and the Fund has no reason to believe that it will not be able to renew its existing insurance coverage and fidelity bond as and when such coverage and fidelity bond expires or to obtain similar coverage and fidelity bond from similar insurers as may be necessary to continue its business at a cost that would not have a Fund Material Adverse Effect, except as set forth in or contemplated in the Registration Statement and the Prospectus (exclusive of any supplement thereto).

(21)

The Fund possesses all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business except to the extent that the failure to have any such permit would not have a Fund Material Adverse Effect, except as set forth in or contemplated in the Registration Statement and the Prospectus (exclusive of any supplement thereto); the Fund has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, permit or authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Fund Material Adverse Effect, except as set forth in or contemplated in the Registration Statement and the Prospectus.

(22)

The Fund maintains and will maintain a system of internal accounting controls designed to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization and with the investment objectives, policies and restrictions of the Fund and the applicable requirements of the Investment Company Act and the Internal Revenue Code of 1986, as amended (the “Code”); (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles, to calculate net asset value, to maintain accountability for assets and to maintain material compliance with the books and records requirements under the Investment Company Act; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Fund employs “internal control over financial reporting” (as such term is defined in Rule 30a−3 under the Investment Company Act) and such internal control over financial reporting is and shall be effective as required by the Investment Company Act. The Fund is not aware of any material weakness in its internal control over financial reporting.

(23)

The Fund maintains “disclosure controls and procedures” (as such term is defined in Rule 30a−3 under the Investment Company Act); such disclosure controls and procedures are designed as required by the Investment Company Act.

(24)

The Fund has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in violation of federal securities laws, in stabilization or manipulation of the price of any security of the Fund to facilitate the offering and sale of the Placement Shares, and the Fund is not aware of any such action taken or to be taken by any affiliates of the Fund other than (i) such actions as taken by Jones and (ii) tender offers, share repurchases and the issuance or purchase of shares pursuant to the Fund’s Dividend Reinvestment Plan effected following the date on which the distribution of the Placement Shares is completed, in each case, so long as such actions are in compliance with all applicable law.

(25)

This Agreement and each of the Fund Agreements complies in all material respects with all applicable provisions of the Securities Act, the Investment Company Act and the Advisers Act and the Fund’s directors and the Fund’s shareholders have approved the Management Agreement and the Subadvisory Agreements in accordance with Section 15 of the Investment Company Act.

(26)

Except as disclosed in the Registration Statement and the Prospectus, no director of the Fund is an “interested person” (as defined in the Investment Company Act) of the Fund or an “affiliated person” (as defined in the Investment Company Act) of Jones. For purposes of this Section 6(a)(26), the Fund and the Manager shall be entitled to rely on representations from such officers and directors.

(27)

The Fund intends to direct the investment of the proceeds of the offering described in the Prospectus in such a manner as to comply with the requirements of Subchapter M of the Code and intends to qualify as a regulated investment company under Subchapter M of the Code.

(28)

The conduct by the Fund of its business (as described in the Registration Statement and the Prospectus) does not require it to be the owner, possessor or licensee of any patents, patent licenses, trademarks, service marks or trade names which it does not own, possess or license.

(29)

The Fund has filed all foreign, federal, state and local tax returns required to be filed or has properly requested extensions thereof (except in any case in which the failure so to file would not have a Fund Material Adverse Effect, and except as set forth in or contemplated in the Registration Statement and the Prospectus) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith or as would not have a Fund Material Adverse Effect, and except as set forth in or contemplated in the Registration Statement and the Prospectus.

(30)

There is and has been no failure on the part of the Fund and any of the Fund’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes−Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes−Oxley Act”).

(31)

The Fund has adopted and implemented written policies and procedures reasonably designed to prevent violation of the Federal Securities Laws (as that term is defined in Rule 38a−1 under the Investment Company Act) by the Fund, including policies and procedures that provide oversight of compliance by each investment adviser, administrator and transfer agent of the Fund.

(32)

The operations of the Fund are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Fund with respect to the Money Laundering Laws is pending or, to the knowledge of the Fund, threatened.

(33)

There are no business relationships or related−party transactions involving the Fund or any other person required to be described in the Registration Statement and the Prospectus which have not been described as required, it being understood and agreed that the Fund and the Manager make no representation or warranty with respect to any such relationships involving Jones or any affiliate and any other person that have not been disclosed to the Fund by Jones in connection with this offering.

(34)

Neither the Fund nor, to the knowledge of the Fund, any director, officer, agent, employee or affiliate of the Fund is aware of or has taken any action in connection with the Fund, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended and the rules and regulations thereunder (the “FCPA”) including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Fund, and to the knowledge of the Fund, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(35)

Neither the Fund nor, to the knowledge of the Fund, any director, officer, agent, employee or affiliate of the Fund is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Fund will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

Any certificate signed by any officer of the Fund and delivered to Jones or counsel for Jones in connection with the offering of the Placement Shares shall be deemed a representation and warranty by the Fund, as to matters covered therein, to Jones.

(b)

Representations and Warranties with Respect to the Manager.  The Manager represents and warrants to and agrees with Jones as of the date hereof, as of each Representation Date (as defined in Section 7(j) below) and as of each Applicable Time as follows:

(1)

The Manager has been duly formed and is validly existing in good standing under the laws of the jurisdiction of its organization, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly qualified to do business and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to so qualify does not have a material adverse change in the condition (financial or otherwise), business prospects, earnings, business or properties of the Manager, whether or not arising from transactions in the ordinary course of business (a “Manager Material Adverse Effect”).

(2)

The Manager is duly registered as an investment adviser under the Advisers Act and the Manager is not prohibited by the Advisers Act or the Investment Company Act from acting under the Management Agreement as contemplated by the Registration Statement and the Prospectus. The Manager has adopted and implemented written policies and procedures under Rule 206(4)−7 of the Advisers Act reasonably designed to prevent violation of the Advisers Act by the Manager and its supervised persons.

(3)

The Manager has full limited liability company power and authority to enter into this Agreement, the Management Agreement and the Subadvisory Agreement; the execution and delivery of, and the performance by the Manager of its obligations under, this Agreement, the Management Agreement and the Subadvisory Agreement have been duly authorized by the Manager; and this Agreement, the Management Agreement and the Subadvisory Agreement have been duly executed and delivered by the Manager.

(4)

The Manager has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Registration Statement and the Prospectus and under this Agreement, the Management Agreement and the Subadvisory Agreement, as applicable.

(5)

The description of the Manager and its business, and the statements attributable to the Manager, in the Registration Statement and the Prospectus complied and comply in all material respects with the provisions of the Securities Act, the Investment Company Act and the Advisers Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(6)

No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Manager or its property is pending or, to the knowledge of the Manager, threatened that (i) is required to be described in the Registration Statement and the Prospectus that is not so described as required, (ii) would reasonably be expected to have a material adverse effect on the ability of the Manager to fulfill its obligations hereunder or under the Management Agreement or the Subadvisory Agreement or (iii) would reasonably be expected to have a Manager Material Adverse Effect, except as set forth in or contemplated in the Registration Statement and the Prospectus; and there are no agreements, contracts, indentures, leases, permits or other instruments relating to the Manager that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Securities Act and the Investment Company Act.

(7)

Since the date as of which information is given in the Prospectus, except as otherwise stated therein, (i) there has been no material adverse change in the condition (financial or otherwise), business prospects, earnings, business or properties of the Manager, whether or not arising from transactions in the ordinary course of business and (ii) there have been no transactions entered into by the Manager which are material to the Manager other than those in the ordinary course of its business as described in the Registration Statement and the Prospectus.

(8)

The Manager possesses all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business in the manner described in or contemplated in the Registration Statement and the Prospectus except to the extent that the failure to do so would not have a Manager Material Adverse Effect; the Manager has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, permit or authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Manager Material Adverse Effect, except as set forth in or contemplated in the Registration Statement and the Prospectus.

(9)

This Agreement, the Management Agreement and the Subadvisory Agreement comply in all material respects with all applicable provisions of the Securities Act, the Investment Company Act and the Advisers Act.

(10)

No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein or in the Management Agreement or the Subadvisory Agreement except such as have been made or obtained under the Securities Act, the Exchange Act, the Advisers Act, the Investment Company Act, the rules and regulations of FINRA, and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Placement Shares in the manner contemplated herein and in the Registration Statement and the Prospectus.

(11)

Neither the execution, delivery or performance of this Agreement, the Management Agreement or the Subadvisory Agreement nor the consummation of the transactions herein or therein contemplated, nor the fulfillment of the terms hereof or thereof, conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Manager pursuant to, (i) the organizational documents of the Manager, including without limitation, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Manager is a party or bound or to which its property is subject or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Manager of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Manager or any of its properties, except in the case of (ii) and (iii) above, where such a conflict, breach, violation or imposition would not have a Manager Material Adverse Effect.

(12)

The Manager has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in violation of federal securities laws, in stabilization or manipulation of the price of any security of the Fund to facilitate the offering and sale of the Placement Shares, and the Manager is not aware of any such action taken or to be taken by any affiliates of the Manager, other than (i) such actions as taken by Jones and (ii) tender offers, share repurchases and the issuance or purchase of shares pursuant to the Fund’s Dividend Reinvestment Plan effected following the date on which the distribution of the Placement Shares is completed, in each case, so long as such actions are in compliance with all applicable law.

(13)

In the event that the Fund, the Manager or any Subadviser makes available any promotional materials related to the Placement Shares or the transactions contemplated hereby intended for use only by registered broker−dealers and registered representatives thereof by means of an Internet web site or similar electronic means, the Manager will install and maintain or will cause to be installed and maintained, re−qualification and password−protection or similar procedures which are reasonably designed to effectively prohibit access to such promotional materials by persons other than registered broker−dealers and registered representatives thereof.

(14)

The operations of the Manager and its subsidiaries are and have been conducted at all times in compliance with applicable Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Manager or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Manager, threatened.

(15)

The Manager maintains a system of internal controls designed to provide reasonable assurance that (i) transactions effectuated by it under the Management Agreement and the Subadvisory Agreement are executed in accordance with its management’s general or specific authorization; and (ii) access to the Fund’s assets is permitted only in accordance with its management’s general or specific authorization.

(16)

Neither the Manager nor, to the knowledge of the Manager, any director, officer, agent, employee or affiliate of the Manager is aware of or has taken any action in connection with the Manager, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Manager, and to the knowledge of the Manager, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(17)

Neither the Manager nor, to the knowledge of the Manager, any director, officer, agent, employee or affiliate of the Manager is currently subject to any U.S. sanctions administered by OFAC; and the Manager will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

Any certificate signed by any officer of the Manager and delivered to Jones or counsel for Jones in connection with the offering of the Placement Shares shall be deemed a representation and warranty by the Manager, as to matters covered therein, to Jones.

(c)

Representations and Warranties with Respect to the Subadviser and the Non-U.S Subadviser.  The Subadviser represents and warrants to and agrees with Jones as of the date hereof, as of each Representation Date (as defined in Section 7(j) below) and as of each Applicable Time as follows:

(1)

Each Subadviser has been duly formed and is validly existing in good standing under the laws of the jurisdiction of its organization, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly qualified to do business and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to so register or qualify does not have a material adverse change in the condition (financial or otherwise), business prospects, earnings, business or properties of such Subadviser, whether or not arising from transactions in the ordinary course of business ( a “Subadviser Material Adverse Effect”).

(2)

Each Subadviser is duly registered as an investment adviser under the Advisers Act and neither Subadviser is prohibited by the Advisers Act or the Investment Company Act from acting under the Subadvisory Agreements as contemplated by the Registration Statement and the Prospectus. Each Subadviser has adopted and implemented written policies and procedures under Rule 206(4)−7 of the Advisers Act reasonably designed to prevent violation of the Advisers Act by each Subadviser and its supervised persons.

(3)

The Subadviser has full power and authority to enter into this Agreement and each Subadvisory Agreement; the Non-U.S. Subadviser has full power and authority to enter into the Non-U.S. Subadvisory Agreement; the execution and delivery of, and the performance by the Subadviser of its obligations under, this Agreement and the Subadvisory Agreement have been duly authorized by the Subadviser; this Agreement and the Subadvisory Agreement, have been duly executed and delivered by the Subadviser; the execution and delivery of, and the performance by the Non-U.S. Subadviser of its obligations under, the Non-U.S. Subadvisory Agreement have been duly authorized by the Non-U.S. Subadviser; and the Non-U.S. Subadvisory Agreement has been duly executed and delivered by the Non-U.S. Subadviser.

(4)

Each Subadviser has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Registration Statement and the Prospectus and under this Agreement and the Subadvisory Agreements, as applicable.

(5)

The description of each Subadviser and its business and the statements attributable to such Subadviser in the Registration Statement and the Prospectus complied and comply in all material respects with the provisions of the Securities Act, the Investment Company Act and the Advisers Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(6)

No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving a Subadviser, or any of such Subadviser’s property is pending or, to the knowledge of the Subadviser, threatened that (i) is required to be described in the Registration Statement and the Prospectus that is not so described as required, (ii) would reasonably be expected to have a material adverse effect on the ability of a Subadviser to fulfill its obligations hereunder or under the Subadvisory Agreements, as applicable or (iii) would reasonably be expected to have a Subadviser Material Adverse Effect, except as set forth in or contemplated in the Registration Statement and the Prospectus; and there are no agreements, contracts, indentures, leases, permits or other instruments relating to the Subadvisers that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Securities Act or the Investment Company Act.

(7)

Since the date as of which information is given in the Prospectus, except as otherwise stated therein, (i) there has been no material adverse change in the condition (financial or otherwise), business prospects, earnings, business or properties of either Subadviser, whether or not arising from transactions in the ordinary course of business and (ii) there have been no transactions entered into by either Subadviser which are material to such Subadviser other than those in the ordinary course of its business as described in the Registration Statement and the Prospectus.

(8)

Each Subadviser possesses all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct such Subadviser’s business, in the manner described in or contemplated in the Registration Statement and the Prospectus except to the extent that the failure to do so would not have a Subadviser Material Adverse Effect; neither Subadviser has received any notice of proceedings relating to the revocation or modification of any such license, certificate, permit or authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Subadviser Material Adverse Effect, except as set forth in or contemplated in the Registration Statement and the Prospectus.

(9)

This Agreement, as it applies to each Subadviser, and each Subadvisory Agreement comply in all material respects with all applicable provisions of the Securities Act, the Investment Company Act and the Advisers Act.

(10)

No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the performance by a Subadviser under the Subadvisory Agreements, except such as have been made or obtained under the Securities Act, the Exchange Act, the Advisers Act, the Investment Company Act, the rules and regulations of FINRA, and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Placement Shares in the manner contemplated herein and in the Registration Statement and the Prospectus.

(11)

Neither the execution, delivery or performance by a Subadviser of its obligations under this Agreement or the Subadvisory Agreements nor the consummation of the transactions herein or therein contemplated, nor the fulfillment of the terms hereof or thereof, conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Subadvisers pursuant to, (i) the organizational documents of each Subadviser, including without limitation, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement , (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which either Subadviser is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to either Subadviser of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over such Subadviser or any of properties of such Subadviser, except in the case of (ii) and (iii) above, where such a conflict, breach, violation or imposition would not have a Subadviser Material Adverse Effect.

(12)

Neither Subadviser has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in violation of federal securities laws, in stabilization or manipulation of the price of any security of the Fund to facilitate the offering and sale of the Placement Shares, and neither Subadviser is aware of any such action taken or to be taken by any affiliates of such Subadviser, other than (i) such actions as taken by Jones and (ii) tender offers, share repurchases and the issuance or purchase of shares pursuant to the Fund’s Dividend Reinvestment Plan effected following the date on which the distribution of the Placement Shares is completed, in each case, so long as such actions are in compliance with all applicable law.

(13)

The operations of the Subadvisers and subsidiaries of the Subadvisers are and have been conducted at all times in compliance with applicable Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Subadvisers, or any of the affiliates or subsidiaries of the Subadvisers with respect to the Money Laundering Laws is pending or, to the knowledge of the Subadviser, threatened.

(14)

Each Subadviser maintains a system of internal controls designed to provide reasonable assurance that (i) transactions effectuated by it under the Subadvisory Agreements, as applicable, are executed in accordance with the general or specific authorization of the management of each Subadviser; and (ii) access to the Fund’s assets is permitted only in accordance with the general or specific authorization of the management of each Subadviser.

(15)

Neither the Subadvisers nor, to the knowledge of the Subadviser, any director, officer, agent, employee or affiliate of the Subadvisers is aware of or has taken any action in connection with the Subadvisers, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or  authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Subadvisers, and to the knowledge of the Subadviser, the affiliates of the Subadvisers have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(16)

Neither the Subadvisers nor, to the knowledge of the Subadviser, any director, officer, agent, employee or affiliate of the Subadvisers is currently subject to any U.S. sanctions administered by OFAC; and the Subadvisers will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

Any certificate signed by any officer of the Subadviser and delivered to Jones or counsel for Jones in connection with the offering of the Placement Shares shall be deemed a representation and warranty by the Subadviser, as to matters covered therein, to Jones.

7.	Covenants of the Fund and the Manager. The Fund and the Manager, jointly and severally, covenant and agree with Jones that:
(a)

The Fund will promptly advise Jones (i) when, during any period that a prospectus relating to the offer or sale of Placement Shares is required to be delivered under the Securities Act, any amendment to the Registration Statement affecting the Placement Shares shall have become effective, (ii) of any request by the Commission for any amendment or supplement to the Registration Statement or the Prospectus, or for any additional information, affecting or in respect of the Placement Shares, (iii) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement affecting the Placement Shares or the institution or threatening of any proceeding for that purpose, and (iv) the receipt by the Fund of any notification with respect to the suspension of the qualification of the Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.  The Fund will not file any amendment to the Registration Statement affecting the Placement Shares or any supplement to the Prospectus affecting the Placement Shares unless the Fund has furnished Jones with a copy for its review prior to filing, and will not file any such proposed amendment or supplement affecting the Placement Shares to which Jones reasonably objects, in any event until after the end of the period during which a prospectus is required to be delivered to purchasers of the Placement Shares under the Securities Act.  Subject to the foregoing sentence, the Fund will cause the Prospectus Supplement to be transmitted to the Commission for filing pursuant to Rule 497 under the Securities Act.  The Fund will use its best efforts to prevent the issuance of any order suspending the effectiveness of the Registration Statement affecting the Placement Shares and, if issued, to obtain as soon as possible the withdrawal thereof.  The Fund will timely file the requisite copies of the Prospectus with the Commission pursuant to Rule 497(c) or Rule 497(h) under the Securities Act, whichever is applicable or, if applicable, will timely file the certification permitted by Rule 497(j) under the Securities Act and will advise Jones of the time and manner of such filing.

(b)

During any period in which a Prospectus relating to the Placement Shares is required to be delivered by Jones under the Securities Act with respect to a pending sale of the Placement Shares, the Fund will comply so far as it is able with all requirements imposed upon it by the Securities Act and the Investment Company Act, as from time to time in force, so far as necessary to permit the continuance of sales of the Placement Shares during such period in accordance with the provisions hereof and the Prospectus, and will file with the Commission and the Exchange all documents pursuant to the Securities Act and the Investment Company Act in the manner and within the time periods required by the Securities Act and the Investment Company Act.  If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Fund will promptly notify Jones to suspend the offering of Placement Shares during such period and the Fund will promptly amend or supplement the Registration Statement or Prospectus so as to correct such statement or omission or effect such compliance.

(c)

During any period in which the Prospectus relating to the Placement Shares is required to be delivered by Jones under the Securities Act with respect to a pending sale of the Placement Shares, the Fund will use its best efforts to cause the Placement Shares to be listed on the Exchange and to qualify, if necessary, the Placement Shares for sale under the securities laws of such United States jurisdictions as Jones reasonably designates and to continue such qualifications in effect so long as required for the distribution of the Placement Shares; provided, however, that the Fund shall not be required in connection therewith to qualify as a foreign corporation or dealer in securities, file a general consent to service of process in any jurisdiction, or meet any other requirement in connection with this Section 7(c) deemed by the Fund to be unduly burdensome.

(d)

The Fund will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Fund’s current fiscal quarter, an earnings statement covering a 12-month period that satisfies the provisions of Section 11(a) of the Securities Act.

(e)

The Fund agrees to pay all costs, fees and expenses incurred in connection with performance of its obligations hereunder and in connection with the transactions contemplated under this Agreement, including, without limitation, (i) all expenses incident to the issuance and delivery of the Placement Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Placement Shares, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Placement Shares, (iv) all reasonable fees and expenses of the Fund’s counsel and the Fund’s independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts) and the Prospectus, and all amendments and supplements thereto and this Agreement, (vi) all filing fees, distribution fees, attorneys’ fees and expenses incurred by the Fund in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Placement Shares for offer and sale under the state securities or blue sky laws or any other country, including, if requested by Jones, the preparation by counsel for Jones and printing of a “Blue Sky Survey,” or other memorandum, and any supplements thereto, advising Jones of such qualifications, registrations and exemptions, (vii) the fees and expenses associated with listing the Placement Shares on the Exchange, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to Jones in connection with, the review by FINRA of the terms of the sale of the Placement Shares (such fees and disbursements to be limited in accordance with clause (ix) below), (ix) the reasonable fees and expenses of counsel for Jones (provided such fees and expenses (a) shall not exceed $35,000 in connection with the preparation and execution of this Agreement and the preparation and filing of the initial Prospectus Supplement dated as of the date hereof relating to the Placement Shares and providing the services described in clauses (vi) and (viii) above and (b) shall not exceed $10,000 on an annual basis in each annual period following the date of this Agreement) and (x) all other fees, costs and expenses incident to the performance by the Fund of its obligations hereunder.  Except as provided in Section 7(e)(ix) above with respect to Jones (the “Reimbursable Amounts”), the aggregate amount of any discount, commission or other compensation to be paid by the Fund to Jones in connection with Jones’ performance of its obligations under this Agreement shall be as set forth on Schedule 2 attached hereto.  The Fund shall pay to Jones the Reimbursable Amounts payable under this Section 7 in addition to such discount, commissions and other compensation payable to Jones as contemplated by Schedule 2. Each of the Manager and the Subadviser agrees to pay all costs, fees and expenses of its respective counsel, to the extent applicable.

(f)	The Fund will use the Net Proceeds as described in the Prospectus.
(g)

The Fund will, at any time during the term of this Agreement, as supplemented from time to time, advise Jones immediately after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document required to be provided to Jones pursuant to this Agreement.

(h)

The Fund will cooperate with any due diligence review conducted by Jones or its agents, including, without limitation, providing information and making available documents and senior corporate officers, as Jones may reasonably request; provided, however, that the Fund shall be required to make available documents and senior corporate officers only (i) at the Fund’s principal offices and (ii) during the Fund’s ordinary business hours.  The parties acknowledge that the due diligence review contemplated by this Section 7(h) will include during the term of this Agreement a bring-down diligence conference among Jones and certain officers of the Fund’s operations or legal departments upon the issuance by the Fund of a Placement Notice and a diligence conference to occur within five business days following the Fund’s filing of each of its annual and semi-annual reports on Form N-CSR and N-CSRS, respectively (the “Reports”) whereby the Fund, the Manager and the Subadviser will make their respective senior corporate officers, including portfolio managers, available to address certain diligence inquiries of Jones and will provide such additional information and documents as Jones may reasonably request. The requirement to conduct a due diligence session under this Section 7(h) shall be waived if at the time such due diligence session is required pursuant to this Agreement there is no Placement Notice outstanding or the Fund has suspended the sale of, or otherwise does not intend to sell, Placement Shares. Notwithstanding the foregoing, if the Fund subsequently decides to issue a Placement Notice or otherwise resume the sale of Placement Shares prior to the next occurring Representation Date, the Fund shall conduct the due diligence session contemplated by this Section 7(h) at or prior to the issuance of such Placement Notice or the resumption of the sale of Placement Shares.

(i)

The Fund agrees that on such dates as the Securities Act shall require, the Fund will (i) file a Prospectus Supplement with the Commission under Rule 497 under the Securities Act, which Prospectus Supplement will set forth, within the relevant period, the amount of Placement Shares sold through Jones, the Net Proceeds to the Fund and the compensation payable by the Fund to Jones with respect to such Placement Shares, and (ii) deliver such number of copies of each such Prospectus Supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market.

(j)

During the term of this Agreement, each time the Fund (i) files the Prospectus relating to the Placement Shares, (ii) amends or supplements the Registration Statement or the Prospectus relating to the Placement Shares by means of a post-effective amendment, sticker, or supplement (other than a Prospectus Supplement filed in accordance with Section 7(i) of this Agreement or a post-effective amendment solely to file this Agreement as an exhibit to the Registration Statement) or (iii) files a Report, each of the Fund, the Manager and the Subadviser shall furnish Jones with a certificate, in the form attached hereto as Exhibit 7(j).  (Each date contemplated in subsections (i), (ii) and (iii) of this Section 7(j) is referred to herein as the “Representation Date”). With respect to post-effective amendments to the Registration Statement contemplated by this Section 7(j), if the Fund is not otherwise permitted (including by no-action relief granted by the staff of the Commission) to rely on Rule 486(b) regarding the effective date of a post-effective amendment, the Representation Date shall be the date the Commission declares such amendment effective and all Representation Date deliveries relating thereto which are required by Section 7 shall be delivered on or as promptly as practicable following the date of effectiveness of such amendment. If the Fund is permitted (including by no-action relief granted by the staff of the Commission) to rely on Rule 486(b) in connection with the filing of a post-effective amendment, then the Representation Date shall be the date such post-effective amendment is filed with the Commission.  The requirement to provide a certificate under this Section 7(k) shall be waived if at the time of the required delivery of such certificate pursuant to this Agreement there is no Placement Notice outstanding or the Fund has suspended the sale of, or otherwise does not intend to sell, Placement Shares. Notwithstanding the foregoing, if the Fund subsequently decides to issue a Placement Notice or otherwise resume the sale of Placement Shares prior to the next occurring Representation Date, the Fund shall provide Jones with such certificate at or prior to the issuance of such Placement Notice or the resumption of the sale of Placement Shares.

(k)

Except as otherwise provided in the last sentence of this Section 7(k), on the date hereof and thereafter as of each Representation Date, the Fund shall cause to be furnished to Jones with a written opinion of Simpson Thacher & Bartlett LLP (the “Fund Counsel”), dated the Representation Date, in substantially the form attached hereto as Exhibit 7(k)(i), but modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinion, counsel may furnish Jones with a letter to the effect that Jones may rely on a prior opinion delivered under this Section 7(k) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).  Venable LLP or such other Maryland counsel that the Fund may select shall furnish a separate opinion as to matters relating specifically to or otherwise governed by Maryland law. In the event that a Representation Date is triggered by the filing of a Report, only the opinion identified in Exhibit 7(k)(ii) shall be required.  Notwithstanding Section 7(j), in the event the Fund desires to sell Placement Shares following the filing of a post-effective amendment that includes among other items, audited financial statements not otherwise included in the then-current Prospectus Supplement, the Fund shall cause to be delivered to Jones on the date such post-effective amendment is filed with the Commission the opinion identified in Exhibit 7(k)(ii). The requirement to provide the opinion of Fund Counsel contemplated by this Section 7(k) shall be waived if at the time of the required delivery of such opinion pursuant to this Agreement there is no Placement Notice outstanding or the Fund has suspended the sale of, or otherwise does not intend to sell, Placement Shares. Notwithstanding the foregoing, if the Fund subsequently decides to issue a Placement Notice or otherwise resume the sale of Placement Shares prior to the next occurring Representation Date, the Fund shall provide Jones with such opinion of Fund Counsel at or prior to the issuance of such Placement Notice or the resumption of the sale of Placement Shares.

(l)

(i) Except as otherwise provided in the last sentence of this Section 7(l)(i), on the date hereof and thereafter as of each Representation Date, the Manager shall cause to be furnished to Jones a written opinion of in-house counsel for the Manager (the “Manager Counsel”), dated the Representation Date, in substantially the form attached hereto as Exhibit 7(l)(i), but modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinion, counsel may furnish Jones with a letter to the effect that Jones may rely on a prior opinion delivered under this Section 7(l)(i) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).  In the event that a Representation Date is triggered by the filing of a Report, the opinion contemplated in this Section 7(l)(i) shall not be required. The requirement to provide the opinion of Manager Counsel contemplated by this Section 7(l)(i) shall be waived if at the time of the required delivery of such opinion pursuant to this Agreement there is no Placement Notice outstanding or the Fund has suspended the sale of, or otherwise does not intend to sell, Placement Shares. Notwithstanding the foregoing, if the Fund subsequently decides to issue a Placement Notice or otherwise resume the sale of Placement Shares prior to the next occurring Representation Date, the Fund shall provide Jones with such opinion of Manager Counsel at or prior to the issuance of such Placement Notice or the resumption of the sale of Placement Shares.

(ii) Except as otherwise provided in the last sentence of this Section 7(l)(ii), on the date hereof and thereafter as of each Representation Date, the Subadviser shall cause to be furnished to Jones with a written opinion of in-house counsel for the Subadviser (the “Subadviser Counsel”), dated the Representation Date, in substantially the form attached hereto as Exhibit 7(l)(ii), but modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinion, counsel may furnish Jones with a letter to the effect that Jones may rely on a prior opinion delivered under this Section 7(l)(ii) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date). In the event that a Representation Date is triggered by the filing of a Report, the opinion contemplated in this Section 7(l)(ii) shall not be required. The requirement to provide the opinion of Subadviser Counsel contemplated by this Section 7(l)(ii) shall be waived if at the time of the required delivery of such opinion pursuant to this Agreement there is no Placement Notice outstanding or the Fund has suspended the sale of, or otherwise does not intend to sell, Placement Shares. Notwithstanding the foregoing, if the Fund subsequently decides to issue a Placement Notice or otherwise resume the sale of Placement Shares prior to the next occurring Representation Date, the Fund shall provide Jones with such opinion of Subadviser Counsel at or prior to the issuance of such Placement Notice or the resumption of the sale of Placement Shares.

(m)

On the date hereof and thereafter as of the date of each Report (other than the Fund’s annual report on Form N-CSR) and, during any period in which the Prospectus relating to the Placement Shares is required to be delivered by Jones, each time that the Registration Statement is amended or the Prospectus supplemented to include additional amended financial information, Fund audited financial statements or Fund unaudited semi-annual financial statements (in each case, a “Financial Supplement”) the Fund shall cause its independent accountants to furnish Jones letters (the “Comfort Letters”), dated the date of each applicable Representation Date, in form and substance satisfactory to Jones, (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter. Notwithstanding the foregoing, in the event that the Report requiring a Comfort Letter is the Fund’s semi-annual report, the Fund shall deliver to Jones on the date of the applicable Report a certificate of the Fund’s chief financial officer substantially in the form attached hereto as Exhibit 7(m) (the “CFO Certificate”) in lieu of a Comfort Letter. The requirement to provide a Comfort Letter, or CFO Certificate, as applicable under this Section 7(m) shall be waived if at the time of the required delivery of the Comfort Letter or CFO Certificate pursuant to this Agreement there is no Placement Notice outstanding or the Fund has suspended the sale of, or otherwise does not intend to sell, Placement Shares. Notwithstanding the foregoing, if the Fund subsequently decides to issue a Placement Notice or otherwise resume the sale of Placement Shares prior to the next occurring applicable Report or Financial Supplement, the Fund shall provide Jones with a Comfort Letter or CFO Certificate, as applicable, at or prior to the issuance of such Placement Notice or the resumption of the sale of Placement Shares.

(n)

On the date hereof and thereafter as of each Representation Date, each of the Fund, the Manager and the Subadviser shall furnish Jones with a certificate of its respective Secretary, in form and substance reasonably satisfactory to Jones. The requirement to provide a certificate under this Section 7(n) shall be waived if at the time of the required delivery of such certificate pursuant to this Agreement there is no Placement Notice outstanding or the Fund has suspended the sale of, or otherwise does not intend to sell, Placement Shares. Notwithstanding the foregoing, if the Fund subsequently decides to issue a Placement Notice or otherwise resume the sale of Placement Shares prior to the next occurring Representation Date, the Fund shall provide Jones with such certificate at or prior to the issuance of such Placement Notice or the resumption of the sale of Placement Shares.

(o)

Each Placement Notice issued by the Fund to Jones shall be deemed to be an affirmation that the representations and warranties made by it in this Agreement are true and correct in all material respects at the time such Placement Notice is issued, and that the Fund has complied in all material respects with all of the agreements to be performed by it hereunder at or prior to such time.

(p)

The Fund (including its agents and representatives, other than Jones in its capacity as such) will not make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405 under the Act), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Placement Shares hereunder, except by means of the Prospectus.

(q)

The Fund will comply with all requirements imposed upon it by the Securities Act, the Exchange Act and the Investment Company Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Shares as contemplated by the provisions hereof and the Prospectus.

(r)

The Fund will not, without giving Jones at least three business days prior written notice of a proposed sale, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any shares of the Fund’s common stock (other than the Placement Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for shares of the Fund’s commons stock, warrants or any rights to purchase or acquire, shares of the Fund’s common stock during the period beginning on the fifth (5th) Trading Day immediately prior to the date on which any Placement Notice is delivered to Jones hereunder and ending on the fifth (5th) Trading Day immediately following the final Settlement Date with respect to Placement Shares sold pursuant to such Placement Notice; without the prior written consent of Jones, the Fund will not directly or indirectly engage in any other “at-the-market” or continuous equity transaction offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any shares of the Fund’s common stock (other than the Placement Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for shares of the Fund’s common stock, warrants or any rights to purchase or acquire, shares of the Fund’s common stock prior to the tenth (10th) Trading Day immediately following the final Settlement Date with respect to Placement Shares sold pursuant to such Placement Notice; provided, however, that such restrictions will not be required in connection with the Fund’s issuance or sale of shares of the Fund’s common stock pursuant to (i) the Dividend Reinvestment Plan, and (ii) conversion of securities or the exercise of warrants, options or other rights in effect or outstanding as of the date of this Agreement.

(s)

The Fund will furnish to Jones and its counsel (at the expense of the Fund) copies of the Registration Statement, the Prospectus and all amendments and supplements to the Registration Statement or Prospectus relating to the registration and issuance of the Placement Shares pursuant to this Agreement that are filed with the Commission during the period in which a prospectus relating to the Placement Shares is required to be delivered under the Securities Act, in each case as soon as reasonably practicable and in such quantities as Jones may from time to time reasonably request.

(t)

Each of the Fund, the Manager and the Subadviser acknowledges and agrees that Jones has informed the Fund that Jones may, to the extent permitted under the Securities Act,  Exchange Act and the Investment Company Act, purchase and sell Placement Shares for its own account at the same time as Placement Shares are being sold by the Fund pursuant to this Agreement, provided that (i) the Fund shall not be deemed to have authorized or consented to any such purchases or sales by Jones and (ii) no such purchases or sales shall take place while a Placement Notice is in effect (except to the extent Jones may engage in sales of Placement Shares (A) purchased or deemed purchased from the Fund as a “riskless principal” or in a similar capacity or (B) with respect to errors that cause Jones to take an unplanned principal positions).

(u)

The Fund will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Fund to facilitate the sale or resale of the Placement Shares or (ii) sell, bid for, or purchase the Placement Shares, or pay anyone any compensation for soliciting purchases of the Placement Shares other than Jones; provided, however, the Fund may issue and sell shares of the Fund’s common stock pursuant to the Dividend Reinvestment Plan.

(v)

The Fund, the Manager and the Subadviser will furnish to Jones for a period of two years from the date of this Agreement such information as reasonably requested by Jones regarding the Fund, the Manager or the Subadviser.

8.

Conditions to Jones’s Obligations.  The obligations of Jones hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Fund, the Manager and the Subadviser herein, to the due performance by the Fund, the Manager and the Subadviser of their respective obligations hereunder, to the completion by Jones of a due diligence review satisfactory to Jones in its reasonable judgment, and to the continuing satisfaction (or waiver by Jones in its sole discretion) of the following additional conditions:

(a)

The Registration Statement shall have become effective and shall be available for the sale of (i) all Placement Shares issued pursuant to all prior Placements and not yet sold by Jones and (ii) all Placement Shares contemplated to be issued by the Placement Notice relating to such Placement.

(b)

None of the following events shall have occurred and be continuing:  (i) receipt by the Fund of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any amendments or supplements to the Registration Statement or the Prospectus relating to or affecting the Placement Shares; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, including any notice objecting to the use of the Registration Statement or order pursuant to Section 8(e) of the Investment Company Act having been issued and proceedings therefor initiated, or to the knowledge of the Fund, threatened by the Commission; (iii) receipt by the Fund of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any statement made in the Registration Statement or the Prospectus untrue in any material respect or that requires the making of any changes in the Registration Statement or Prospectus so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Fund’s reasonable determination that a post-effective amendment to the Registration Statement would be appropriate.

(c)

Jones shall not have advised the Fund that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of a material fact regarding Jones that in Jones’ opinion is material, or omits to state a fact regarding Jones that in Jones’ opinion is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which it was made, not misleading.

(d)

Except as contemplated or disclosed in the Prospectus, there shall not have been any material change, on a consolidated basis, in the authorized capital stock of the Fund or any Fund Material Adverse Effect, Manager Material Adverse Effect or Subadviser Material Adverse Effect, or any development that may reasonably be expected to cause a Fund Material Adverse Effect, Manager Material Adverse Effect or Subadviser Material Adverse Effect or a downgrading in or withdrawal of the rating assigned to any of the Fund’s securities by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Fund’s securities, the effect of which, in the case of any such action by a rating organization described above, in the sole judgment of Jones (without relieving the Fund of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Shares on the terms and in the manner contemplated in the Prospectus.

(e)	Jones shall have received the opinion of Fund Counsel required to be delivered pursuant Section 7(k) on or before the date on which such delivery of such opinion is required pursuant to Section 7(k).
(f)

Jones shall have received the opinions of Manager Counsel and Subadviser Counsel required to be delivered pursuant Section 7(l) on or before the date on which such delivery of such opinions are required pursuant to Section 7(l).

(g)

Jones shall have received the Comfort Letter, and to the extent applicable, the CFO Certificate, required to be delivered pursuant Section 7(m) on or before the date on which such delivery of such Comfort Letter or CFO Certificate is required pursuant to Section 7(m).

(h)

Jones shall have received the certificates required to be delivered pursuant to Section 7(j) and Section 7(n) on or before the date on which delivery of such certificate is required pursuant to Section 7(j) and Section 7(n), respectively.

(i)	Trading in the shares of the Fund’s common stock shall not have been suspended on the Exchange.
(j)

On each date on which the Fund is required to deliver a certificate pursuant to Section 7(j), the Fund shall have furnished to Jones such appropriate further information, certificates and documents as Jones may reasonably request.  All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof.  The Fund will furnish Jones with such conformed copies of such opinions, certificates, letters and other documents as Jones shall reasonably request.

(k)

All filings with the Commission required by Rule 497 under the Securities Act to have been filed prior to the giving of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 497.

(l)	The Placement Shares shall have been approved for listing on the Exchange, subject only to notice of issuance.
(m)	There shall not have occurred any event that would permit Jones to terminate this Agreement pursuant to Section 11(a).
(n)	Prior to the date hereof, FINRA shall have confirmed that it has no objection with respect to the fairness and reasonableness of the placement terms and arrangements set forth herein.
9.	Indemnification and Contribution.
(a)

Indemnification by the Fund and the Manager.  The Fund and the Manager, jointly and severally, agree to indemnify and hold harmless Jones, its directors, members, officers and each person, if any, who controls Jones within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(1)

against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) including any information deemed to be a part thereof pursuant to Rule 430B or 430C or Rule 497 under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any sales material, any Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(2)

against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 9(e) below) any such settlement is effected with the written consent of the Fund and the Manager; and

(3)

against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Jones), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (1) or (2) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Fund or the Manager by Jones expressly for use in the Registration Statement (or any amendment thereto), any sales material, or in any Prospectus (or any amendment or supplement thereto).

(b)

Indemnification by Jones.  Jones agrees to indemnify and hold harmless each of the Fund and the Manager, each of their directors, trustees, members, each of their officers who signed the Registration Statement, and each person, if any, who controls the Fund or the Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 9, as incurred, but only with respect to any untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), any sales material, or any Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Fund or the Manager by Jones expressly for use in the Registration Statement (or any amendment thereto), any sales material, or any Prospectus (or any amendment or supplement thereto).  The Fund and the Manager acknowledge that Jones has not furnished any information to the Fund for inclusion in the Prospectus.

(c)

Actions against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  Counsel to the indemnified parties shall be selected as follows:  counsel to Jones, its directors, members, officers, and each person, if any, who controls Jones within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be selected by Jones; counsel to the Fund, its directors, trustees, members, each of its officers who signed the Registration Statement and each person, if any, who controls the Fund within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be selected by the Fund; and counsel to the Manager and each person, if any, who controls the Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be selected by the Manager.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for Jones and each person, if any, who controls Jones within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Fund, each of their directors, trustees, members, each of its officers who signed the Registration Statement and each person, if any, who controls the Fund within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Manager, and the fees and expenses of more than one counsel, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 9 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)

Settlement Without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 9(a)(2) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e)

Other Agreements with Respect to Indemnification and Contribution.  The provisions of this Section 9 hereof shall not affect any agreements among the Fund and the Manager with respect to indemnification of each other or contribution between themselves.

(f)	Contribution.
(1)

If the indemnification provided for in this Section 9 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Fund and the Manager on the one hand and Jones on the other hand from the offering of the Placement Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Fund and the Manager on the one hand and of Jones on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

(2)

The relative benefits received by the Fund and the Manager on the one hand and Jones on the other hand in connection with the offering of the Placement Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the Net Proceeds from the offering of the Placement Shares pursuant to this Agreement (before deducting expenses) received by the Fund and the Manager and the total discounts and commissions received by Jones as calculated in accordance with the terms set forth in Schedule 2, bear to the aggregate gross proceeds from the sale of Placement Shares pursuant to this Agreement.

(3)

The relative fault of the Fund and the Manager on the one hand and Jones on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Fund, by the Manager, or by Jones and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(4)

The Fund, the Manager, and Jones agree that it would not be just and equitable if contribution pursuant to this Section 9(f) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9(f).  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 9(f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

(5)

Notwithstanding the provisions of this Section 9(f), Jones shall not be required to contribute any amount in excess of the amount by which the total price of the Placement Shares actually distributed by Jones exceeds the amount of any damages that Jones has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

(6)

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(7)

For purposes of this Section 9(f), each person, if any, who controls Jones within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contributions as Jones, and each person who controls the Fund or the Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each officer of the Fund and the Manager and each trustee, director or member of the Fund and the Manager shall have the same rights to contribution as the Fund and the Manager.

(g)

The indemnity and contribution agreements contained in this Section 9 and the representation and warranties of the Fund and the Manager set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of Jones, its partners, officers or employees, or any person controlling Jones, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and or by or on behalf of the Fund and/or the Manager, its directors and officers or any person who controls the Fund, and/or the Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, (ii) delivery and acceptance of the Placement Shares and payment therefor, or (iii) any termination of this Agreement.  A successor to Jones or to the Fund or the Manager, its respective directors or officers, or any person controlling the Fund, or the Manager, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 9.

10.

Representations and Agreements to Survive Delivery.  All representations and warranties of the Fund and the Manager herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of Jones, any controlling persons, or the Fund and/or the Manager (or any of their respective officers, directors or controlling persons), (ii) delivery and acceptance of the Placement Shares and payment therefor or (iii) any termination of this Agreement.

11.	Termination.
(a)

Jones shall have the right by giving notice as hereinafter specified at any time to terminate this Agreement if (i) any Fund Material Adverse Effect, Manager Material Adverse Effect or Subadviser Material Adverse Effect has occurred which, in the reasonable judgment of Jones, may materially impair the investment quality of the Placement Shares, (ii) the Fund, the Manager or the Subadviser shall have failed, refused or been unable to perform any agreement on its part to be performed hereunder; provided, however, in the case of any failure of the Fund, the Manager or the Subadviser to deliver (or cause another person to deliver) any certification, opinion, or letter required under Sections 7(j), 7(k), 7(l) or 7(m) Jones’s right to terminate shall not arise unless such failure to deliver (or cause to be delivered) continues for more than thirty (30) days from the date of such Representation Date pursuant to which such delivery was required; provided, further, that, Jones shall have the right to suspend its obligations hereunder, regardless of whether a Placement Notice is pending, beginning on the sixth (6th) day after the date of any Representation Date if any certification, opinion, or letter referenced in the foregoing proviso has not yet been (or caused to be) delivered; (iii) any other condition of Jones’s obligations hereunder is not fulfilled, or (iv) any suspension or limitation of trading in the Placement Shares or in securities generally on the Exchange shall have occurred.  Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(e), Section 9, Section 10, Section 15, Section 17 and Section 19 hereof shall remain in full force and effect notwithstanding such termination.  If Jones elects to terminate this Agreement as provided in this Section 11, Jones shall provide the required notice as specified herein.

(b)

The Fund shall have the right, by giving notice as hereinafter specified to terminate this Agreement in its sole discretion at any time.  Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(e), Section 9, Section 10, Section 15, Section 17 and Section 19 hereof shall remain in full force and effect notwithstanding such termination.

(c)

Jones shall have the right, by giving notice as hereinafter specified to terminate this Agreement in its sole discretion at any time.  Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(e), Section 9, Section 10, Section 15, Section 17 and Section 19 hereof shall remain in full force and effect notwithstanding such termination.

(d)

This Agreement shall remain in full force and effect unless terminated pursuant to Sections 11(a), (b) or (c) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 7(e), Section 9, Section 10, Section 15, Section 17 and Section 19 shall remain in full force and effect.

(e)

Except as otherwise provided in Sections 11(b) and 11(c), any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by Jones or the Fund or the Manager, as the case may be.  If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement.

12.

Notices.  All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing and if sent to Jones, shall be delivered to Jones at JonesTrading Institutional Services LLC, 900 Island Park Drive, Suite 260, Daniel Island, South Carolina 29492, Attention: Burke Cook, e-mail (Burke@jonestrading.com), and Troutman Sanders LLP, 1001 Haxall Point, Richmond, Virginia 23218, Attention: Michael T. Damgard, fax no.  (804) 698-5185, e-mail (teddy.damgard@troutman.com); or if sent to the Fund, the Manager or the Subadviser, shall be delivered to the Secretary of the Fund at 620 Eighth Avenue, 49th Floor, New York, New York 10018 Attention: Robert Frenkel, e-mail (RIFrenkel@leggmason.com), with a copy to Simpson Thacher & Bartlett LLP, 900 G Street NW, Washington, DC 20001, Attention: David Blass and Ryan Brizek, fax no: (202) 636-5502, e-mail (david.blass@stblaw.com; ryan.brizek@stblaw.com ). Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.  Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid).  For purposes of this Agreement, “Business Day” shall mean any day on which the Exchange and commercial banks in the City of New York are open for business.

13.

Successors.  This Agreement shall inure to the benefit of and be binding upon Jones, the Fund, the Manager and the Subadviser and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than Jones, the Fund, the Manager and the Subadviser and their respective successors and the controlling persons and directors, officers, members and trustees referred to in Section 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of Jones, the Fund, the Manager and the Subadviser and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Placement Shares from Jones shall be deemed to be a successor by reason merely of such purchase.

14.

Partial Unenforceability.  The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof.  If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

15.	Governing Law Provisions.
(a)	Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the state of New York applicable to agreements made and to be performed in such state.
(b)

Consent to Jurisdiction.  Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal or state courts of the United States of America located in the Southern District of New York and borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

16.

General Provisions.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.  The Section headings, titled and captions herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

17.

Waiver of Jury Trial.  The Fund, the Manager, the Subadviser and Jones each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or any transaction contemplated hereby.

18.

Adjustments for Stock Splits.  The parties acknowledge and agree that all share related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to shares of the Fund’s common stock.

19.

Absence of Fiduciary Relationship.  The Fund, the Manager and the Subadviser acknowledge that in connection with the offering of the Placement Shares: (a) Jones has acted at arm’s length and owes no fiduciary duties to, the Fund, the Manager and the Subadviser  or any other person; (b) Jones owes the Fund, the Manager and the Subadviser only those duties and obligations set forth in this Agreement and prior written agreements ( to the extent not superseded by this Agreement), if any, and (iii) Jones may have interests that differ from those of the Fund, the Manager and the Subadviser. The Fund, the Manager and the Subadviser waive to the full extent permitted by applicable law any claims any of them may have against Jones arising from an alleged breach of fiduciary duty in connection with the offering of the Placement Shares as contemplated by this Agreement.

[Remainder of Page Intentionally Blank]

If the foregoing correctly sets forth the understanding between the Fund, the Manager, the Subadviser and Jones, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Fund, the Manager, the Subadviser and Jones.

Very truly yours,

WESTERN ASSET MORTGAGE OPPORTUNITY FUND INC.

By:  /s/ Tara Gormel

Name: Tara Gormel

Title: Assistant Secretary

LEGG MASON PARTNERS FUND ADVISOR, LLC

By:  /s/ Jane E. Trust

Name: Jane E. Trust

Title: Chief Executive Officer and President

WESTERN ASSET MANAGEMENT COMPANY

By:  /s/ Charles A. Ruys de Perez

Name: Charles A. Ruys de Perez

Title: General Counsel

ACCEPTED as of the date

first-above written:

JONESTRADING INSTITUTIONAL SERVICES LLC

By:  /s/ Burke Cook

Name: Burke Cook

Title: General Counsel

SCHEDULE 1

FORM OF PLACEMENT NOTICE

From:	[ ]
Cc:	[ ]
To:	[ ]

Subject: Capital On Demand - Placement Notice

Date:

Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Capital On Demand™ Sales Agreement among Western Asset Mortgage Opportunity Fund Inc. (the “Fund”), Legg Mason Partners Fund Advisor, LLC, Western Asset Management Company, LLC and JonesTrading Institutional Services LLC (“Jones”) dated April 20, 2020, I hereby request on behalf of the Fund that Jones sell up to [ ] shares of the Fund’s common stock , $0.001 par value per share, at a minimum market price of $_______ per share.

The time period during which sales are requested to be made shall be ________________.

[No more than __________ shares may be sold in any one trading day.]

Commission/Discount: _____

ADDITIONAL SALES PARAMETERS MAY BE ADDED, SUCH AS SPECIFIC DATES THE SHARES MAY NOT BE SOLD ON, THE MANNER IN WHICH SALES ARE TO BE MADE BY JONES, AND/OR THE CAPACITY IN WHICH JONES MAY ACT IN SELLING SHARES (AS PRINCIPAL, AGENT, OR BOTH).

SCHEDULE 2

Compensation

The amount of any discount, commission or other compensation to be paid by the Fund to Jones shall be up to 100 basis points of the gross proceeds with respect to sales actually effected by Jones, with the exact amount of such discount, commission or other compensation to be mutually agreed upon in writing by the parties from time to time, as set forth in the Placement Notice or otherwise.

SCHEDULE 3

JONESTRADING INSTITUTIONAL SERVICES LLC

Shlomo “Moe” Cohen

Managing Director

JonesTrading Institutional Services LLC

757 Third Avenue, 23rd Floor

New York, NY 10017

(212) 907-5332

moec@jonestrading.com

Trent McNair

Chief Financial Officer

JonesTrading Institutional Services LLC

32133 Lindero Canyon Road, Suite 208

Westlake Village, CA 91361

(818) 991-5500

trentm@jonestrading.com

Burke Cook

General Counsel & Corporate Secretary

JonesTrading Institutional Services LLC

900 Island Park Drive, Suite 260

Daniel Island, SC 29492

(843) 414- 8812

burke@jonestrading.com

WESTERN ASSET MORTGAGE OPPORTUNITY FUND INC.

Greg Handler

Co-Head of Mortgage and Consumer Credit

Western Asset Management Company

385 East Colorado Boulevard

Pasadena, CA 91101

(626) 844-9941

Greg.Handler@westernasset.com

Harris Trifon

Co-Head of Mortgage and Consumer Credit

Western Asset Management Company

385 East Colorado Boulevard

Pasadena, CA 91101

(626) 844-9685

Harris.Trifon@westernasset.com

Liam Lynch

Portfolio Manager

Western Asset Management Company

385 East Colorado Boulevard

Pasadena, CA 91101

(626) 584-9675

Liam.Lynch@westernasset.com

Elliott Neumayer

Product Specialist

Western Asset Management Company

385 East Colorado Boulevard

Pasadena, CA 91101

(626) 844-9592

Elliott.Neumayer@westernasset.com

Charles Colby

Client Service Executive

Western Asset Management Company

385 East Colorado Boulevard

Pasadena, CA 91101

(626) 844-9712

Charles.Colby@westernasset.com

Exhibit 7(j)

FUND OFFICER CERTIFICATE

The undersigned, the duly qualified and elected _______________________ of Western Asset Mortgage Opportunity Fund Inc. (the “Fund”), does hereby certify in such capacity and on behalf of the Fund, pursuant to Section 7(j) of the Sales Agreement dated April 20, 2020 (the “Sales Agreement”) between the Fund, Legg Mason Partners Fund Advisor, LLC, Western Asset Management Company, LLC and JonesTrading Institutional Services LLC, that to the best of the knowledge of the undersigned:

(i)Except for non-material exceptions as may be set forth on Annex A hereto, the representations and warranties of the Fund in Section 6(a) of the Sales Agreement are true and correct on and as of the date hereof, with the same force and effect as if expressly made on and as of the date hereof; and

(ii)The Fund has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Sales Agreement at or prior to the date hereof.

By:_________________________

Name:

Title:

Date:

Exhibit 7(j) (Cont’d)

MANAGER OFFICER CERTIFICATE

The undersigned, the duly qualified and elected _______________________ of Legg Mason Partners Fund Advisor, LLC (the “Manager”), a Delaware limited liability company, does hereby certify in such capacity and on behalf of the Manager, pursuant to Section 7(j) of the Sales Agreement dated April 20, 2020, (the “Sales Agreement”) between the Manager, Western Asset Mortgage Opportunity Fund Inc., Western Asset Management Company, LLC and JonesTrading Institutional Services LLC, that to the best of the knowledge of the undersigned:

(i)Except for non-material exceptions as may be set forth on Annex A hereto, the representations and warranties of the Manager in Section 6(b) of the Sales Agreement are true and correct on and as of the date hereof, with the same force and effect as if expressly made on and as of the date hereof; and

(ii)The Manager has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Sales Agreement at or prior to the date hereof.

By: _________________________
Name:
Title:
Date:

Exhibit 7(j) (Cont’d)

SUBADVISER OFFICER CERTIFICATE

The undersigned, the duly qualified and elected _______________________ of Western Asset Management Company, LLC (the “Subadviser”), a California limited liability company, does hereby certify in such capacity and on behalf of the Subdviser, pursuant to Section 7(j) of the Sales Agreement dated April 20, 2020 (the “Sales Agreement”) between the Subsdviser, Western Asset Mortgage Opportunity Fund Inc., Legg Mason Partners Fund Advisor, LLC and JonesTrading Institutional Services LLC, that to the best of the knowledge of the undersigned:

(i)Except for non-material exceptions as may be set forth on Annex A hereto, the representations and warranties of the Subadviser in Section 6(c) of the Sales Agreement are true and correct on and as of the date hereof, with the same force and effect as if expressly made on and as of the date hereof; and

(ii)The Subadviser has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Sales Agreement at or prior to the date hereof.

By: _________________________
Name:
Title:
Date:

Exhibit 7(k)(1)

FORM OF OPINION OF FUND COUNSEL

Exhibit 7(k)(2)

FORM OF OPINION OF FUND COUNSEL
SEMI-ANNUAL & ANNUAL REPORT FILINGS

The Registration Statement has become effective under the Securities Act and the Prospectus was filed on April 20, 2020 pursuant to Rule 497(c) under the Securities Act Rules and Regulations and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement or order pursuant to Section 8(e) of the 1940 Act has been issued or proceeding for that purpose instituted or threatened by the Commission.

Nothing has come to our attention that causes us to believe that (a) the Registration Statement, as of the date it became effective under the Securities Act, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (b) the Prospectus, as of its date or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that we express no belief in any of clauses (a) or (b) above with respect to the financial statements or other financial or accounting data contained in, incorporated by reference in, or omitted from the Registration Statement or the Prospectus.

Exhibit 7(l)(i)

FORM OF OPINION OF MANAGER COUNSEL

Exhibit 7(l)(ii)

FORM OF OPINION OF SUBADVISER COUNSEL

[Exhibit 7(m)]

_________  ___, 20__

JonesTrading Institutional Services LLC

757 Third Avenue, 23rd Floor

New York, New York 10017

Ladies and Gentlemen:

This certificate of Western Asset Mortgage Opportunity Fund Inc., a Maryland corporation (the “Fund”), is being delivered on behalf of the Fund by [_________], in connection with the Sales Agreement, dated April 20, 2020, among the Fund, Legg Mason Partners Fund Advisor, LLC, Western Asset Management Company, LLC and JonesTrading Institutional Services LLC (the “Agent”) in relation to the issuance and sale from time to time of shares of the Fund’s common stock through the Agent having an aggregate offering price of up to $50,000,000.

I hereby certify that I am the duly elected Chief Financial Officer of the Fund.

I have reviewed the Fund’s unaudited semi-annual financial statements and financial highlights as of and for the semi-annual period ended June 30, 20__ attached hereto as Exhibit A and included in the Fund’s semi-annual report on Form N-CSRS (the “Semi-Annual Financial Statements”) and for purposes of this certification, have inquired of other officials of the Fund, as necessary, who have responsibility for certain financial and accounting matters.

Nothing has come to my attention based on my review of the Semi-Annual Financial Statements and my inquiries of other Fund officials as stated above, that causes me to believe that:

(a)	any material modifications should be made to the Semi-Annual Financial Statements for them to be in conformity with accounting principles generally accepted in the United States of America; and
(b)

the Semi-Annual Financial Statements do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and the rules and regulations adopted thereunder by the Securities and Exchange Commission.

[Remainder of page intentionally blank]

Signed by me this _____ day of __________, 20__.

41974072v8

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